CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-291497 on Form S-6 of our report dated January 23, 2026, relating to the financial statement of FT 12687, comprising Income Dividend Equity Allocation (IDEA) Portfolio, Series 48, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 23, 2026